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                                                                      EXHIBIT 11



                   SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)




                                                                 Three Months Ended              Nine Months Ended
                                                                --------------------            --------------------
                                                                March 29,  March 31,            March 29,  March 31,
                                                                  1996       1995                 1996       1995
                                                                ---------  ---------            ---------  ---------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                        76,464     76,403               76,621     76,001
    Add - Additional shares of common stock assumed
    issued upon exercise of options using the "treasury stock"
    method as it applies to the computation of primary
    earnings per share                                                 --         --                   --         --
                                                                ---------  ---------            ---------  ---------

NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                    76,464     76,403               76,621     76,001
    Add - Additional shares of common stock assumed
    issued upon exercise of options using the "treasury
    stock" method as it applies to the computation of
    fully diluted earnings per share                                   --         --                   --         --
                                                                ---------  ---------            ---------  ---------

NUMBER OF SHARES OUTSTANDING
  ASSUMING FULL DILUTION                                           76,464     76,403               76,621     76,001
                                                                =========  =========            =========  =========

NET EARNINGS (LOSS) FOR PRIMARY
  AND FULLY DILUTED COMPUTATION
       Continuing Operations                                    $  11,525  $  17,845            $  22,212  $  45,361
       Discontinued Operations                                         --     (2,174)             (13,210)    (2,570)
                                                                ---------  ---------            ---------  ---------
       Net Earnings                                             $  11,525  $  15,671            $   9,002  $  42,791
                                                                =========  =========            =========  =========

EARNINGS (LOSS) PER COMMON SHARE
  AND COMMON EQUIVALENT SHARE
    PRIMARY
       Continuing Operations                                    $    0.15  $    0.23            $    0.29  $    0.59
       Discontinued Operations                                         --      (0.02)               (0.17)     (0.03)
                                                                ---------  ---------            ---------  ---------
       Net Earnings                                             $    0.15  $    0.21            $    0.12  $    0.56
                                                                =========  =========            =========  =========
    FULLY DILUTED
       Continuing Operations                                    $    0.15  $    0.23            $    0.29  $    0.59
       Discontinued Operations                                         --      (0.02)               (0.17)     (0.03)
                                                                ---------  ---------            ---------  ---------
       Net Earnings                                             $    0.15  $    0.21            $    0.12  $    0.56
                                                                =========  =========            =========  =========




Note: In the three and six months ended March 29, 1996 and March 31, 1995, the dilutive effect of equivalent shares derived from stock options was less than 3 percent and therefore, the equivalent shares were not included in the computation of earnings per share.


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